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                                                                EXHIBIT 23

                        INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in Form 8-K of our report dated March 5, 1999, relating to the combined financial statements of Kapadia Enterprises, Inc., dba Nasco Supply Company, and MacDonald Contract Sales, Inc.



CARPENTER KUHEN & SPRAYBERRY



Oxnard, California
June 11, 1999